Exhibit 10.28.6

AMENDMENT NO. 5

YELLOW CORPORATION PENSION PLAN

(Effective January 1, 2009)

WHEREAS, YRC Worldwide Inc. (the “Corporation”) maintains the Yellow Corporation Pension Plan (the “Plan”) for the benefit of employees of the Corporation and its participating affiliates; and

WHEREAS, Section 11.1 of the Plan authorizes the Corporation to amend the Plan at any time in its discretion;

WHEREAS, the Company now desires to amend the Plan to reflect changes required by the Pension Protection Act of 2006 and the Heroes Earnings Assistance and Relief Tax Act of 2008;

NOW, THEREFORE, effective January 1, 2009 (except as otherwise provided herein), the Plan is amended as follows:

A. Section 2.1(b) is amended to read as follows:

(b) Accrued Benefit: The greater of (1) one-twelfth (1/12) of a Participant’s total accumulation of Annual Unit Credits plus one-twelfth (1/12) of his Past Service Unit Credits, if any; or (2) one-twelfth (1/12) of the Accrued Minimum Benefit Pension, as provided in Section 4.3. Notwithstanding the foregoing or any other provision of this Plan to the contrary, if the Plan’s adjusted funding target attainment percentage (within the meaning of Code Section 436) for a Plan Year is less than 60%, all benefit accruals under the Plan, if any, shall cease as of the Code Section 436 measurement date for such Plan Year and no future accruals will resume (nor will any accruals be restored) unless the Plan is specifically amended to do so.

B. Section 2.1(c) is amended to read a follows:

(c) Actuarial (or Actuarially) Equivalent: Equality in value of the aggregate amount expected to be received under different forms of payment, based on the assumption as follows.

(1) Annuity Forms of Payment.

(i) A 7% interest rate; and

(ii) Mortality rates for Participants according to the 1971 Group Annuity Mortality Table and the mortality rates for spouses of Participants (or other beneficiaries) according to the 1971 Group Annuity Mortality Table set back six years (which results in a unisex mortality table).

(2) Lump Sum Payments Payable Before January 1, 2000.

(i) An interest rate no greater than the applicable interest rate if the vested accrued benefit (using the applicable interest rate) is not in excess of $25,000, and

(ii) An interest rate no greater than 120 percent of the applicable interest rate if the vested accrued benefit exceeds $25,000 (as determined under subparagraph (i) above). In no event shall the present value determined under this subparagraph (ii) be less than $25,000.

(iii) For purposes of subparagraphs (i) and (ii) above, the term “applicable interest rate” means the interest rate which would be used (as of the beginning of the Plan Year of the date of distribution) by the PBGC for purposes of valuing a lump-sum distribution on Plan termination.

(3) Lump Sum Payments Payable on or After January 1, 2000 but before January 1, 2008.

(i) The annual interest rate on 30-year Treasury securities as specified by the Commissioner for the month of November preceding the Plan Year in which the Participant’s distribution is made or commences.

(ii) The 1983 Group Annuity Mortality Table using a blend of 50% of the male table and 50% of the female table, provided that effective December 31, 2002, this table shall be replaced by the 94 GAR/GATT 2003 Mortality Table prescribed in Revenue Ruling 2001-62.

(iii) Notwithstanding (i) and (ii) above, for any lump sum payment payable from January 1, 2000 through December 31, 2000, the actuarial assumptions in subparagraph (i) and (ii) above will only be used if they produce a larger amount than the actuarial assumptions provided in (2) above.

(4) Lump Sum Payments Payable on or After January 1, 2008:

(i) The applicable interest rate as defined in Revenue Ruling 2007-67 (or superseding guidance) and published by the Internal Revenue Service for the month of November of the year prior to the year in which the lump sum payment occurs.

(ii) The applicable Code Section 417(e)(3) mortality table as defined in Revenue Ruling 2007-67 (or superseding guidance).

(5) Level Benefit Option Payments. Notwithstanding (1) through (4) above, the level benefit option under Section 5.4 shall be computed on the basis of the interest and mortality assumptions specified for lump sum payments if those assumptions produce a larger benefit.

C. Section 3.5 is amended to read as follows:

3.5. Military Service: A leave of absence due to service in the Armed Forces of the United States and which meets the applicable requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA) shall not constitute a Break in Service and shall be considered as Vesting Service and Credited Service under the Plan, provided that the Employee receives an honorable discharge from the military service and returns to employment with the Employer within the period provided by USERRA. Effective January 1, 2007, if a Participant dies while performing qualified military service within the meaning of the Uniformed Services Employment and Reemployment Rights Act, the Plan shall treat such Participant as having died during covered employment, in accordance with the provisions of Code Section 401(a)(37). Effective for Plan Years beginning on and after January 1, 2009, any differential wage payment made to a Participant by the Employer shall be treated as compensation for purposes of calculation of benefits, in accordance with the provisions of Code Section 414(u)(12).

D. Subparagraphs (i) and (ii) under Section 5.1(f) are amended by deleting the phrase “ . . . not more than 90, and not less than 30, days . . .” and by inserting the following in lieu thereof: “ . . . not more than 90 days (180 days effective January 1, 2007) and not less than 30 days . . ..”

E. Section 5.1(k) is amended by inserting “(180 days effective January 1, 2007)” immediately after each reference to “90 days” within that Section and by inserting “( 180-day requirement effective January 1, 2007)” immediately after the reference to “90-day requirement” within that Section.

F. Section 5.2(d) is amended by inserting “(180 days effective January 1, 2007)” immediately after the reference to “90 days” within that Section.

G. The first paragraph of Section 5.3 is amended by inserting “(180 days effective January 1, 2007)” immediately after the reference to “90 days” within that paragraph.

H. Section 5.7 is amended to read as follows:

5.7 Direct Rollovers to Eligible Retirement Plans

(a) Notwithstanding any other provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, effective for distributions after December 31, 2006, such after-tax portion may only be transferred in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Section 403(b) of the Code if such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or to an individual retirement account or annuity described in Section 408(a) or (b) of the Code.

(c) An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) that accepts the distributee’s eligible rollover distribution. An eligible retirement plan also includes an annuity contract described in Section 403(b) of the Code and an eligible plan described in Section 457(b) of the Code that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan. However, effective for distributions after December 31, 2006, in the case of an eligible rollover distribution to a beneficiary who is not the surviving spouse of a deceased Participant, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions after December 31, 2007, an eligible rollover distribution also may be made to a Roth IRA described in Section 408A of the Code, subject to the conditions of Section 408A(e) of the Code.

(d) A “distributee” means a Participant, a surviving spouse of a Participant, a former spouse of a Participant who is an alternate payee pursuant to qualified domestic relations order under Code Section 414(p), and effective for distributions after December 31, 2006, a non-spouse beneficiary of a Participant or former Participant.

I. A new Section 5.9 is added to read as follows:

5.9 Distribution Restrictions Pursuant to the Pension Protection Act of 2006

(a) Notwithstanding any other provision of this Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, the distribution restrictions in paragraphs (b) through (e) below shall apply. For purposes of this Section 5.9, “adjusted funding target attainment percentage” shall have the same meaning as in Code Section 436(j)(2), “prohibited payment” shall have the same meaning as in Code Section 436(d)(5), and the Plan’s “Section 436 measurement date” shall be determined for any Plan Year in accordance with Code Section 436 and the regulations issued thereunder.

(b) In any case in which the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60%, a Participant or beneficiary is not permitted to elect an optional form of payment that includes a prohibited payment, and the Plan will not pay any prohibited payment with an annuity starting date after the Section 436 measurement date for such Plan Year.

(c) During any period in which the Employer is a debtor under Title 11 of the United States Code (or any similar federal or state law), a Participant or beneficiary is not permitted to elect an optional form of payment that includes a prohibited payment, and the Plan will not pay a prohibited payment with an annuity starting date that occurs during any period in which the Employer is such a debtor; provided, however, that the preceding clause shall not apply for payments made within a Plan Year with an annuity starting date that occurs on and after the date on which the Plan’s actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%.

(d) Subject to paragraph (e), if the Plan’s adjusted funding target attainment percentage for a Plan Year is 60% or greater but less than 80%, a Participant or beneficiary is not permitted to elect the payment of an optional form of benefit that includes a prohibited payment, and the Plan shall not make any prohibited payment with an annuity starting date on or after the Section 436 measurement date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i) 50% of the present value of the benefit determined in accordance with Code Section 417(e)(3) payable in the optional form of benefit that includes the prohibited payment; or

(ii) the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the Participant under Section 4022 of ERISA.

(e) Only one prohibited payment meeting the requirements of paragraph (d) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under paragraph (b), (c) or (d) applies.

J. A new Section 11.6 is added to read as follows:

11.6 Limitations on Benefit Accruals Pursuant to the Pension Protection Act of 2006: Notwithstanding the foregoing provisions of Article XI or any other Plan provision to the contrary, no amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect in a Plan Year if the adjusted funding target attainment percentage (within the meaning of Code Section 436) for the Plan Year is less than 80% or is 80% or more but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage. However, the prohibition in the preceding sentence will no longer apply for a Plan Year if the Employer makes the contribution specified in Code Section 436(i)(2).

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer on the 31st day of December, 2009.

YRC WORLDWIDE INC.

By:
Name:	Harold D. Marshall
Title:	Vice President – Employee Benefits

Summary of Amendments

A. Section 2.1(b) is amended to comply with the limitations on benefit accruals for plans with severe funding shortfalls pursuant to the Pension Protection Act.

B. Section 2.1(c) is amended to reflect required changes in the interest rate and mortality assumptions used for lump sum distributions pursuant to the Pension Protection Act.

C. Section 3.5 is amended to reflect certain changes pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

D. Section 5.1(f) is amended to reflect increase in the number of days to make a distribution election from 90 days to 180 days pursuant to the Pension Protection Act.

E. Section 5.1(k) is amended to reflect increase in the number of days to make a distribution election from 90 days to 180 days pursuant to the Pension Protection Act.

F. Section 5.2(d) is amended to reflect increase in the number of days to make a distribution election from 90 days to 180 days pursuant to the Pension Protection Act.

G. Section 5.3 is amended to reflect increase in the number of days to make a distribution election from 90 days to 180 days pursuant to the Pension Protection Act.

H. Section 5.7 is amended to reflect changes in the rules applicable to eligible rollover distributions.

I. Section 5.9 is added to comply with the limitations on benefit distributions pursuant to the Pension Protection Act.

J. Section 11.6 is added to comply with the limitations on benefit accruals pursuant to the Pension Protection Act.

AMENDMENT NO. 6

YELLOW CORPORATION PENSION PLAN

(Effective January 1, 2009)

WHEREAS, YRC Worldwide Inc. (the “Corporation”) maintains the Yellow Corporation Pension Plan (the “Plan”) for the benefit of employees of the Corporation and its participating affiliates; and

WHEREAS, Section 11.1 of the Plan authorizes the Corporation to amend the Plan at any time in its discretion;

WHEREAS, the Company has appointed State Street Bank and Trust Company (“SSBTC”) to serve as the Plan trustee effective March 1, 2010, and SSBTC has requested that the Plan be clarified and amended in the manner set forth herein;

NOW, THEREFORE, effective March 1, 2010, Section 7.1(a) is amended to read as follows:

(a) The Trustee: The Trustee shall have no responsibilities other than those provided in the Trust Agreement. As provided under the Trust Agreement, the Trustee shall act as a directed trustee, subject to the instructions of the Administrative Committee or one or more investment managers (as defined in Section 3(38) of ERISA) appointed by the Administrative Committee.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer on the 1st day of March 2010.

YRC WORLDWIDE INC.

By:
Name:	Harold D. Marshall
Title:	Vice President – Employee Benefits